EXHIBIT 10.6

EXECUTION VERSION

FIRST AMENDMENT
TO CREDIT AGREEMENT AND COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT
This FIRST AMENDMENT TO CREDIT AGREEMENT AND COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT, dated as of July 17, 2014 (this “First Amendment”), is entered into by and among NRG MARSH LANDING LLC (f/k/a Mirant Marsh Landing, LLC), a Delaware limited liability company (the “Borrower”), THE ROYAL BANK OF SCOTLAND PLC as administrative agent for the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”), DEUTSCHE BANK TRUST COMPANY AMERICAS as collateral agent and depositary bank for the Secured Parties (in such capacities, together with its successors and permitted assigns in such capacity, the “Collateral Agent” and the “Depositary Bank”, respectively), and the Lenders party hereto, and is made with reference to the Existing Credit Agreement referred to below. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Amended and Restated Credit Agreement or the Collateral Agency Agreement (each as defined below).
RECITALS
WHEREAS, reference is made to the Credit Agreement, dated as of October 8, 2010, among the Borrower, the Lenders from time to time party thereto, the Administrative Agent, the Collateral Agent and the Depositary Bank (the “Existing Credit Agreement”);
WHEREAS, reference is made to the Collateral Agency and Intercreditor Agreement, dated as of October 8, 2010, among the Borrower, the Administrative Agent, the Collateral Agent and the Depositary Bank (the “Collateral Agency Agreement”);
WHEREAS, in accordance with Section 9.02 (Waivers; Amendments) of the Existing Credit Agreement, the Borrower has requested (i) the disbursement of additional Tranche A Term Loans in an aggregate principal amount of $10,824,106 (such amount, the “Incremental Tranche A Amount”; the additional advances thereunder, the “Incremental Tranche A Term Loans”) and (ii) the disbursement of additional Tranche B Term Loans in an aggregate principal amount of $23,523,750 (such amount, the “Incremental Tranche B Amount”; the additional advances thereunder, the “Incremental Tranche B Term Loans”), the proceeds of which Incremental Tranche A Term Loans and Incremental Tranche B Term Loans to be made on the Funding and Repricing Date (as defined below), shall be used to fund a one-time payment to the Parent and to pay related fees, costs and expenses;
WHEREAS, each Lender under the Existing Credit Agreement, each Incremental Tranche A Term Loan Lender (as defined below) and each Incremental Tranche B Term Loan Lender (as defined below) that executes and delivers a counterpart signature page to this First Amendment will thereby agree to the terms of this First Amendment;
WHEREAS, each Person that agrees to make an Incremental Tranche A Term Loan (collectively, the “Incremental Tranche A Term Loan Lenders”) will make an Incremental Tranche A Term Loan to the Borrower on the Funding and Repricing Date in a principal amount

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not to exceed its Incremental Tranche A Term Loan Commitment (as defined below) and each Person that agrees to make an Incremental Tranche B Term Loan (collectively, the “Incremental Tranche B Term Loan Lenders”) will make an Incremental Tranche B Term Loan to the Borrower on the Funding and Repricing Date in a principal amount not to exceed its Incremental Tranche B Term Loan Commitment (as defined below);
WHEREAS, the Incremental Tranche A Term Loan Lenders are severally willing to make Incremental Tranche A Term Loans and the Incremental Tranche B Term Loan Lenders are severally willing to make Incremental Tranche B Term Loans, subject to the terms and conditions set forth in this First Amendment;
WHEREAS, the Incremental Tranche A Term Loan Lenders, the Incremental Tranche B Term Loan Lenders, the other Lenders signing this First Amendment, the Agents and the Depositary Bank are willing to agree to this First Amendment on the terms set forth herein; and
WHEREAS, pursuant to this First Amendment, Borrower has requested to, and the Incremental Term Loan Lenders, and the other Lenders party hereto have agreed to, effectively amend, restate, supersede and replace in its entirety the Existing Credit Agreement upon the Funding and Repricing Date, a conformed copy of the Existing Credit Agreement, amended to reflect all of the specific modifications, amendments and supplements expected by the Borrower to be necessary in connection with the matters described above and certain other amendments requested by the Borrower attached hereto as Exhibit A (including this First Amendment, the “Amended and Restated Credit Agreement”).
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
Section 1. Certain Defined Terms. (a) As used in this First Amendment (including the preamble and the recitals), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“Administrative Agent” has the meaning assigned to such term in the preamble.
“Amended and Restated Credit Agreement” has the meaning assigned to such term in the recitals.
“Bookrunner” means MUFG Union Bank, N.A.
“Borrower” has the meaning assigned to such term in the preamble.
“Collateral Agent” has the meaning assigned to such term in the preamble.
“Depositary Bank” has the meaning assigned to such term in the preamble.
“Existing Credit Agreement” has the meaning assigned to such term in the recitals.
“First Amendment” has the meaning assigned to such term in the preamble.

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“First Amendment Effective Date” has the meaning assigned to such term in Section 5.
“Funding and Repricing Date” has the meaning assigned to such term in Section 6.
“Incremental Term Loan” refers to Incremental Tranche A Term Loans and/or Incremental Tranche B Term Loans (as the context requires).
“Incremental Term Loan Commitment” means, with respect to each Incremental Term Loan Lender, such Incremental Term Loan Lender’s Incremental Tranche A Term Loan Commitment and/or Incremental Tranche B Term Loan Commitment (as the context requires).
“Incremental Term Loan Lenders” means each Incremental Tranche A Term Loan Lender and each Incremental Tranche B Term Loan Lender (as the context requires).
“Incremental Tranche A Amount” has the meaning assigned to such term in the recitals.
“Incremental Tranche A Term Loan Commitment” means, with respect to each Incremental Tranche A Term Loan Lender, the amount set forth opposite such Incremental Tranche A Term Loan Lender’s name on Schedule I under the caption “Incremental Tranche A Term Loan Commitment”.
“Incremental Tranche A Term Loan Lenders” has the meaning assigned to such term in the recitals.
“Incremental Tranche A Term Loans” has the meaning assigned to such term in the recitals.
“Incremental Tranche B Amount” has the meaning assigned to such term in the recitals.
“Incremental Tranche B Term Loan Commitment” means, with respect to each Incremental Tranche B Term Loan Lender, the amount set forth opposite such Incremental Tranche B Term Loan Lender’s name on Schedule I under the caption “Incremental Tranche B Term Loan Commitment”.
“Incremental Tranche B Term Loan Lenders” has the meaning assigned to such term in the recitals.
“Incremental Tranche B Term Loans” has the meaning assigned to such term in the recitals.
(b)    All references herein to Sections and Exhibits shall be construed to refer to Sections of, and Exhibits to, this First Amendment, unless otherwise indicated. As used herein, the word “including” shall be deemed to mean “including without limitation.”
Section 2.    Amendment of Existing Credit Agreement and Other Financing Documents. Effective on and after the Funding and Repricing Date, the parties hereto agree that the Existing Credit Agreement (and, to the extent provided in Exhibit A, any exhibits and schedules thereto) shall be amended, restated, superseded and replace in its entirety by the

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Amended and Restated Credit Agreement as set forth in Exhibit A.
Section 3.    Incremental Term Loans.
(a)    Subject to the terms and conditions set forth herein, (i) each Incremental Tranche A Term Loan Lender agrees to make an Incremental Tranche A Term Loan on the Funding and Repricing Date to the Borrower in a principal amount equal to such Incremental Tranche A Term Loan Lender’s Incremental Tranche A Term Loan Commitment, for a total of $10,824,106 in the aggregate for all Incremental Tranche A Term Loans and (ii) each Incremental Tranche B Term Loan Lender agrees to make an Incremental Tranche B Term Loan on the Funding and Repricing Date to the Borrower in a principal amount equal to such Incremental Tranche B Term Loan Lender’s Incremental Tranche B Term Loan Commitment for a total of $23,523,750 in the aggregate for all Incremental Tranche B Term Loans.
(b)    For purposes hereof, a Person may become a party to the Existing Credit Agreement as amended hereby as a Term Loan Lender or an Incremental Term Loan Lender as of the Funding and Repricing Date by executing and delivering to the Administrative Agent, on or prior to the Funding and Repricing Date, a counterpart signature page to this First Amendment in its capacity as an Incremental Term Loan Lender. The Borrower shall give notice to the Administrative Agent of the proposed Funding and Repricing Date not later than three Business Days (or such shorter period of time as may be requested by the Borrower and agreed to by the Administrative Agent) prior thereto, and the Administrative Agent shall notify each Incremental Term Loan Lender thereof.
(c)    Each Incremental Term Loan Lender will make its Incremental Term Loan on the Funding and Repricing Date by making available to the Administrative Agent, in accordance with the Amended and Restated Credit Agreement, an amount equal to its Incremental Term Loan Commitment. The Incremental Term Loan Commitments of each Incremental Term Loan Lender are several and no such Incremental Term Loan Lender will be responsible for any other such Incremental Term Loan Lender’s failure to make its Incremental Term Loan. The Incremental Term Loans may from time to time be ABR Loans or Eurodollar Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with the Amended and Restated Credit Agreement.
(d)    The obligation of each Incremental Term Loan Lender to make Incremental Term Loans on the Funding and Repricing Date is subject to the satisfaction of the conditions set forth in Section 6.
(e)    On and after the Funding and Repricing Date, and in each case on the terms set forth in the Amended and Restated Credit Agreement, each reference in the Financing Documents to: (i) “Tranche A Term Loans” shall be deemed to include the Incremental Tranche A Term Loans contemplated hereby, (ii) “Tranche B Term Loans” shall be deemed to include the Incremental Tranche B Term Loans contemplated hereby, (iii) “Term Loans” shall be deemed to include the Incremental Term Loans contemplated hereby, (iv) “Tranche A Term Loan Lenders” shall be deemed to include the Incremental Tranche A Term Loan Lenders, (v) “Tranche B Term Loan Lenders” shall be deemed to include the Incremental Tranche B Term Loan Lenders, (vi) “Term Loan Lenders” shall be deemed to include the Incremental Term Loan Lenders, (vii)

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“Tranche A Term Loan Commitments” shall be deemed to include the Incremental Tranche A Term Loan Commitments, (viii) “Tranche B Term Loan Commitments” shall be deemed to include the Incremental Tranche B Term Loan Commitments, (ix) “Term Loan Commitments” shall be deemed to include the Incremental Term Loan Commitments, except in each case as the context may otherwise require.
(f)    For the avoidance of doubt, the provisions of the Existing Credit Agreement with respect to indemnification, reimbursement of costs and expenses, increased costs and break funding payments shall continue in full force and effect with respect to, and for the benefit of, each Tranche A Term Loan Lender in respect of such Tranche A Term Loan Lender’s Tranche A Term Loans and each Tranche B Term Loan Lender in respect of such Tranche B Term Loan Lender’s Tranche B Term Loans.
(g)    The Incremental Tranche A Term Loans will have the same terms as the existing Tranche A Terms Loans outstanding on the Funding and Repricing Date and the Incremental Tranche B Term Loans will have the same terms as the existing Tranche B Terms Loans outstanding on the Funding and Repricing Date. All Tranche A Term Loans (for the avoidance of doubt, including the Incremental Tranche A Term Loans) shall constitute a single class and together shall be the Tranche A Term Loans for all purposes under, and subject to the provisions of, the Financing Documents and all Tranche B Term Loans (for the avoidance of doubt, including the Incremental Tranche B Term Loans) shall constitute a single class and together shall be the Tranche B Term Loans for all purposes under, and subject to the provisions of, the Financing Documents.
Section 4.    Amendments.
(a)    Amendments to Existing Credit Agreement.
(i)    The definition of “Applicable Margin” in the Existing Credit Agreement shall be deleted in its entirety and replaced with the following:
“Applicable Margin” means, with respect to any ABR Loan or Eurodollar Loan, the applicable rate per annum determined pursuant to the interest grid set forth below:

Period	Tranche A Term Loans and Letter of Credit Loans (as applicable)		Tranche B Term Loans
	Eurodollar	ABR	Eurodollar	ABR
Closing Date 10/7/2013	2.50%	1.50%	2.75%	1.75%
10/8/2013 – Funding and Repricing Date	2.75%	1.75%	3.00%	2.00%
Funding and Repricing Date – 12/31/2017	1.75%	0.75%	1.875%	0.875%
1/1/18 – 12/31/2020	2.00%	1.00%	2.125%	1.125%

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1/1/2021 – Tranche B Maturity Date	2.25%	1.25%	2.375%	1.375%

(ii)    Schedule 2.08 (Term Loan Amortization Schedule) of the Existing Credit Agreement is hereby amended by deleting it in its entirety and replacing it with a new Schedule 2.08 in the form of Exhibit C attached hereto.
(iii)    Schedule I (Commitments) of the Existing Credit Agreement is hereby amended by deleting it in its entirety and replacing it with a new Schedule I in the form of Exhibit D attached hereto.
(b)    Amendments to the Collateral Agency Agreement.
(i)    Section 3.02(h) of the Collateral Agency Agreement shall be deleted in its entirety and replaced with the following:
“Distribution Account. On or following the Conversion Date, the Borrower shall deposit, or cause to be deposited, in the Distribution Account: (i) all amounts transferred from the Revenue Account pursuant to Section 3.03(b)(ix) and (ii) all amounts transferred from the Construction Account to pay the Permitted Construction Account Distribution Amount pursuant to Section 3.03(a)(ii). On the Funding and Repricing Date, the Borrower shall cause the proceeds of the Incremental Term Loans to be deposited in the Distribution Account.”

(ii)    Section 3.03(h) of the Collateral Agency Agreement shall be amended to include a new paragraph (iii) as follows:
“(iii)    On the Funding and Repricing Date, notwithstanding Section 6.07 of the Credit Agreement, the proceeds of the Incremental Term Loans on deposit in the Distribution Account shall be applied as directed by the Borrower, including for purposes of making a Restricted Payment.”

Section 5.    First Amendment Effective Date. Subject to Section 6, this First Amendment shall become binding and effective upon the date (such date, the “First Amendment Effective Date”) on which the Administrative Agent shall have received (a) a counterpart signature page of this First Amendment duly executed by the Borrower, (b) a counterpart signature page of this First Amendment duly executed by each Lender under the Existing Credit Agreement, (c) a counterpart signature page of this First Amendment duly executed by each Incremental Term Loan Lender, (d) a counterpart signature page of this First Amendment duly executed by the Collateral Agent and (e) a counterpart signature page of this First Amendment duly executed by the Depositary Bank.

Section 6.    Conditions Precedent. The amendments contained in Section 2 and Section 4 and the obligations of each Incremental Term Loan Lender contained in Section 3 shall become effective only upon the occurrence of the First Amendment Effective Date and the

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receipt by the Administrative Agent of each of the following documents and satisfaction of the conditions precedent set forth below, each of which, unless otherwise specified below, shall be satisfactory to the Administrative Agent and each Lender in form and substance (unless waived in accordance with Section 9.02 (Waivers; Amendments) of the Existing Credit Agreement) (the date of such satisfaction or waiver of the following conditions and the advancement of the funds contemplated therein being referred to herein as the “Funding and Repricing Date”):
(a)    The following documents, each certified as indicated below:
(i)    a copy of the certificate of incorporation, certificate of formation, charter or other organizational documents, together with any amendments thereto, of the Borrower certified by the Secretary of State of its jurisdiction of organization and a certificate as to the good standing of and payment of franchise taxes by the Borrower, dated as of a recent date;
(ii)    a certificate issued by the Secretary of State of the State of California certifying that Borrower is in good standing and is authorized to transact business in such state; and
(iii)    a certificate of an Authorized Officer of the Borrower, dated as of the Funding and Repricing Date, certifying:
(A)    that attached to such certificate is a true and complete copy of its by-laws, limited liability company agreement, operating agreement or other governing document of such Person, as applicable as in effect on the date of such certification;
(B)    attached to such certificate is a true and complete copy of resolutions duly adopted by the board of directors, member(s), partner(s) or other authorized governing body of such Person, authorizing the execution, delivery and performance of this First Amendment and that such resolutions have not been modified, rescinded or amended and are in full force and effect;
(C)    that the certificate of incorporation, certificate of formation, charter or other organizational documents (as the case may be) of such Person has not been amended since the date of the certification furnished pursuant to clause (i) above; and
(D)    as to the incumbency and specimen signature of each officer, member or director (as applicable) of such Person executing this First Amendment.
(b)Copies of the latest available (i) annual audited financial statements of the Borrower and (ii) quarterly unaudited financial statements of the Borrower, in each case, accompanied by a certificate from an Authorized Officer of the Borrower certifying that such financial statements were prepared in accordance with Applicable Accounting Requirements

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consistently applied and reflect fairly the financial condition of the Borrower as at the date of such statements.
(c)    A favorable opinion of Ballard Spahr LLP, special New York and Delaware counsel to the Borrower.
(d)    A report of the Independent Engineer in form and substance satisfactory to the Bookrunner and the Administrative Agent.
(e)    Results of a recent search of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which have been made with respect to any personal or mixed property of the Borrower and the Immediate Parent, together with copies of all such filings disclosed by such search, and UCC termination statements for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Permitted Encumbrances).
(f)    The representations and warranties of the Borrower set forth in each Financing Document shall be true and correct in all material respects on and as of the Funding and Repricing Date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), both immediately prior to the disbursement of the Incremental Term Loans and after giving effect to the disbursement of the Incremental Term Loans and to the intended use thereof as if made on and as of such date (or, if stated to have been made solely as of an earlier date, as of such earlier date).
(g)    No Default or Event of Default has occurred and is continuing on the Funding and Repricing Date or will result from the disbursement of the Incremental Term Loans.
(h)    Each Lender shall have received at least five Business Days prior to the date hereof all documentation and other written information requested by such Lender and required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act.
(i)    The Borrower shall have (i) confirmed that it has paid or has arranged for payment of all fees and expenses of any Lender, Bookrunner and the Agents, then due and payable by the Borrower pursuant to the Financing Documents and (ii) provided evidence that all filing, recordation, subscription and inscription fees and all recording and other similar fees and all recording, stamp and other taxes and other expenses related to such filings, registrations and recordings necessary for the consummation of the transactions contemplated by this First Amendment have been paid in full by or on behalf of the Borrower.
(j)    The revised Base Case Projections together with a certificate of an Authorized Officer of the Borrower stating that such revised Base Case Projections were based upon consolidated Debt Service Coverage Ratios equal to 1.40 : 1.00 in each period.
(k)    A modification endorsement to the Title Policy, after delivery by the Borrower to the Title Company of all deliverables, title premiums and expenses, all filing, recording

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and similar fees and any other items required by the Title Company to issue such modification endorsement. The modification endorsement shall show that since the effective date of the Title Policy there has been no change in the status of the title to the Project Site and no additional exceptions (including survey exceptions) (other than (A) matters constituting Permitted Encumbrances or (B) matters otherwise approved by Administrative Agent), together with evidence of payment of all title insurance premiums and expenses, all filing, recording and similar fees and any other items required by the Title Company to issue the modification endorsement.
(l)    An amendment to the Deed of Trust, in the form of Exhibit B attached hereto, executed by the Borrower and the Collateral Agent.
Section 7.    Lender Consents. Each undersigned Lender under the Existing Credit Agreement hereby consents to the transactions contemplated by this First Amendment and the Amended and Restated Credit Agreement (including (a) the incurrence of the additional Indebtedness contemplated hereby and (b) the use of proceeds of such additional Indebtedness as contemplated herein and in the Amended and Restated Credit Agreement). Each Lender signatory hereto, collectively representing the Required Secured Parties, consents to the amendments to the Collateral Agency Agreement contained herein.
Section 8.    Representations and Warranties. The Borrower makes the representations and warranties contained in this Section 8 to the Agents, the Depositary Bank and the Lenders. Each such representation and warranty shall be deemed made as of the Funding and Repricing Date:
(a)    The Borrower has all requisite power and authority and legal right to execute, deliver, and perform its obligations under this First Amendment.
(b)    The execution, delivery, and performance of this First Amendment has been duly authorized by all necessary action on the part of the Borrower.
(c)    The execution, delivery and performance by the Borrower of this First Amendment, and the performance of its obligations hereunder do not and will not (i) violate the articles of organization or other organizational documents of the Borrower, (ii) violate any provision of any Applicable Law, (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease, or instrument to which the Borrower is a party or by which it or its properties may be bound or affected, including any other Transaction Document, or (iv) result in or require the creation or imposition of any Lien of any nature (other than any Permitted Encumbrance) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower except, in the case of (ii) and (iii), as would not reasonably be expected to have a Material Adverse Effect.
(d)    No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is required in connection with the execution, delivery or performance by the Borrower of this First Amendment, except for (i) those approvals, consents, exemptions,

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authorizations or other actions, notices or filings, which have been obtained and are in full force and effect and (ii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(e)    This First Amendment has been duly executed and delivered by the Borrower and is the legally valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.
Section 9.    Reaffirmation of Guarantees and Security Interests. The Borrower hereby consents to the terms and conditions of this First Amendment, including the borrowings of the Incremental Term Loans as contemplated herein. In addition, the Borrower hereby (a) affirms and confirms its guarantees, pledges, grants and other undertakings under the Existing Credit Agreement (as amended by this First Amendment), the Amended and Restated Credit Agreement as of the Funding and Repricing Date, and the other Financing Documents to which it is a party, (b) agrees that (i) each Financing Document to which it is a party shall continue to be in full force and effect and (ii) all guarantees, pledges, grants and other undertakings thereunder shall continue to be in full force and effect (as amended by First Amendment) and shall accrue to the benefit of the Secured Parties, and (c) acknowledges that from and after the Funding and Repricing Date, all Incremental Tranche A Term Loans shall be deemed to be “Tranche A Term Loans” and Obligations and all Incremental Tranche B Term Loans shall be deemed to be “Tranche B Term Loans” and Obligations.
Section 10.    Effect on Existing Credit Agreement and Collateral Agency Agreement.
(a)    Except as specifically amended by this First Amendment, the Existing Credit Agreement and Collateral Agency Agreement shall remain in full force and effect and each is hereby ratified and confirmed, provided, however, that as of the Funding and Repricing Date, the Existing Credit Agreement as amended shall be further amended, restated, superseded and replaced in its entirety by the Amended and Restated Credit Agreement. In the event of any conflict between the terms of this First Amendment and the Amended and Restated Credit Agreement, the terms of the Amended and Restated Credit Agreement shall control.
(b)    The execution, delivery and performance of this First Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Lender under any Financing Document.
(c)    From and after the Funding and Repricing Date, each reference in the Existing Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import referring to the Existing Credit Agreement, and each reference in the other Financing Documents to the “Credit Agreement,” the “Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Existing Credit Agreement shall mean and be a reference to the Amended and Restated Credit Agreement.
(d)    From and after the Funding and Repricing Date, each reference in the Collateral Agency Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import referring to the Collateral Agency Agreement, and each reference in the other Financing

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Documents to the “Collateral Agency Agreement,” “thereunder,” “thereof” or words of like import referring to the Collateral Agency Agreement shall mean and be a reference to the Collateral Agency Agreement as amended by this First Amendment.
(e)    This First Amendment shall be deemed to be a Financing Document as defined in the Existing Credit Agreement.
Section 11.    Ratification. From and after the Funding and Repricing Date, this First Amendment and the Amended and Restated Credit Agreement and each amendment, waiver or other modification to the Financing Documents set forth or contemplated herein and therein shall be deemed to be effective pursuant to Section 9.02 (Waivers; Amendments) of the Existing Credit Agreement and Section 10.03 (Amendments) of the Collateral Agency Agreement.
Section 12.    Miscellaneous.
(a)    Except as provided for herein and in the Amended and Restated Credit Agreement, nothing herein shall be deemed to entitle the Borrower to a further consent to, or a further waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement, the Collateral Agency Agreement or any other Financing Document in similar or different circumstances.
(b)    Section and Subsection headings in this First Amendment are included herein for convenience of reference only and shall not constitute a part of this First Amendment for any other purpose or be given any substantive effect.
(c)    THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
(d)    This First Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed signature page of this First Amendment by facsimile or email shall be effective as delivery of a manually executed counterpart to this First Amendment.
(e)    All notices and other communications provided for hereunder or under the Amended and Restated Credit Agreement shall be as indicated in Section 9.01 of the Amended and Restated Credit Agreement.
(f)    The Administrative Agent hereby instructs the Collateral Agent and the Depositary Bank to execute this First Amendment and the amendment to the Deed of Trust, in the form of Exhibit B attached hereto.
(g)    This First Amendment shall terminate on August 31, 2014, unless the Funding and Repricing Date shall have occurred on or prior to such date.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their respective officers thereunto duly authorized, as of the date first written above.

NRG MARSH LANDING LLC
as Borrower

By: /s/ G Gary Garcia_________ Name:	G. Gary Garcia Title: Treasurer

THE ROYAL BANK OF SCOTLAND PLC,
not in its individual capacity but solely as Administrative Agent

By: /s/ Samira Siskind____________

Name:	Samira Siskind Title: Director

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Collateral Agent

By: /s/Li Jiang___________________ Name: Li Jiang	Title: Assistant Vice President

By: /s/ Deirdra N. Ross____________________
Name:     Deirdra N. Ross
Title:Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Depositary Bank

By: /s/ Li Jiang_____________________ Name:	Li Jiang Title: Assistant Vice President

By: /s/ Deirdra N. Ross ___________________
Name: Deirdra N. Ross
Title: Vice President

MUFG UNION BANK, N.A. (F/K/A UNION BANK, N.A.),
as an Incremental Tranche A Term Loan Lender, an Incremental Tranche B Term Loan Lender and a Term Loan Lender

By: __/s/ Alex Wernerg____________________ Name:	Alex Wernerg Title: Head of U.S. Power

CIC CRÉDIT INDUSTRIEL ET COMMERCIAL,
as an Incremental Tranche A Term Loan Lender, an Incremental Tranche B Term Loan Lender and a Term Loan Lender

By: __/s/s Annick Kellerhals__________________

Name: Annick Kellerhals	Title:

By: ___/s/ Mark D. Palin____________________ Name: Mark D. Palin
Title: Vice President

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as an Incremental Tranche A Term Loan Lender, an Incremental Tranche B Term Loan Lender and a Term Loan Lender

By: _/s/ Frederi Petit________________________ Name:	Frederi Petit Title: Vice President

By: _/s/ Evan S. Levy_______________________
Name:     Evan S. Levy
Title: Managing Director

LANDESBANK HESSEN-THÜRINGEN GIROZENTRALE, NEW YORK BRANCH,
as an Incremental Tranche A Term Loan Lender, an Incremental Tranche B Term Loan Lender and a Term Loan Lender

By: __/s/ Michael D. Novack__________________ Name:	Michael D. Novack Title: Senior President Corp Fin Div Structured Finance

By: _/s/ Erica Egan__________________________
Name: Erica Egan
Title: Senor Vice President; Corporate Finance Division

ING CAPITAL LLC,
as an Incremental Tranche A Term Loan Lender, an Incremental Tranche B Term Loan Lender and a Lender

By: _/s/ Sven Wellock________________________ Name:	Sven Wellock Title: Director

By: _/s/ Stephen E Fischer____________________
Name:    Stephen E. Fischer
Title: Managing Director

SUMITOMO MITSUI TRUST BANK LTD., NEW YORK BRANCH,
as an Incremental Tranche A Term Loan Lender, an Incremental Tranche B Term Loan Lender and a Term Loan Lender

By: /s/ Albert C. Tew II ______________________ Name:	Albert C. Tew II Title: Vice President

COBANK, ACB,
as an Incremental Tranche A Term Loan Lender, an Incremental Tranche B Term Loan Lender and a Term Loan Lender

By: /s/ Lori A. Kepner_______________________
Name:     Lori A. Kepner
Title: Vice Presidnet

INTESA SANPAOLO S.P.A, NEW YORK BRANCH,
as a Term Loan Lender

By: ___/s/ Alessandro Vitale_________________ Name:	Alessandro Vitale Title: First Vice President

By: _/s/ Eli Davis___________________________
Name:     Eli Davis
Title:Vice President

METROPOLITAN LIFE INSURANCE COMPANY,
as a Term Loan Lender

By: /s/ Nancy Doyle_______________________ Name:	Nancy Doyle Title: Director

By: ______________________________________
Name:
Title:

PORTIGON AG, NEW YORK BRANCH,
as a Term Loan Lender

By: _/s/ Duncan Robertson___________________ Name:	Duncan Robertson Title: Executive Director

By: _/s/ Lan Zhuo__________________________
Name:     Lan Zhuo
Title: Director

ROYAL BANK OF CANADA,
as a Letter of Credit Lender

By: __/s/ DS McMurtry______________________ Name: David Scott McMurtry	Title: Authorized Signatory

THE ROYAL BANK OF SCOTLAND PLC,
as a Letter of Credit Lender

By: __/s/ Samira Siskind_________________ Name: Samira Siskind
Title: Director

SIEMENS FINANCIAL SERVICES, INC.,
as a Term Loan Lender

By:/s/ Patrick N. Riley______________________ Name:	Patrick N. Riley Title: Vice President

By: _/s/ Guy Cirincoine______________
Name:    /s/ Guy Cirincione
Title: SVP General Manager Siemens Financial Services

SCHEDULE I
COMMITMENTS

Lender	Incremental Tranche A Term Loan Commitment	Incremental Tranche B Term Loan Commitment
CIC Crédit Industriel et Commercial	$2,000,000.00
CoBank, ACB		$2,545,956.00
Crédit Agricole Corporate and Investment Bank	$2,000,000.00	$6,000,000.00
Landesbank Hessen-Thüringen Girozentrale, New York Branch	$2,000,000.00	$6,000,000.00
ING Capital LLC	$2,000,000.00	$6,000,000.00
Sumitomo Mitsui Trust Bank Ltd., New York Branch	$2,000,000.00	$1,000,000.00
MUFG Union Bank, N.A.	$824,106.00	$1,977,794.00

EXHIBIT A
AMENDED AND RESTATED CREDIT AGREEMENT
[SEPARATELY PROVIDED]

EXHIBIT B
FORM OF DEED OF TRUST AMENDMENT
(SEE ATTACHED)

EXHIBIT C
SCHEDULE 2.08
TO
CREDIT AGREEMENT
(SEE ATTACHED)

Term Loan Amortization Schedule

EXHIBIT D
SCHEDULE I
TO
CREDIT AGREEMENT
Commitments

Name of Lender	Term Loan Commitment ($) Tranche A	Term Loan Commitment ($) Tranche B	PPA Letter of Credit Commitment ($)	DSR Letter of Credit Commitment ($)
The Royal Bank of Scotland plc	--	--	$50,075,000	--
Royal Bank of Canada	--	--	$50,075,000	--
Landesbank Hessen-Thüringen Girozentrale, New York Branch	$16,377,043.60	$40,231,571.12	--	--
ING Capital LLC	$5,537,604.91	$15,662,125.02	--	$49,790,000.00
MUFG Union Bank, N.A.	$2,777,871.59	$44,758,596.00	--	--
Portigon AG, New York Branch	$16,869,154.18	$28,645,881.07	--	--
Crédit Agricole Corporate and Investment Bank	$9,690,945.85	$11,344,103.96	--	--
Siemens Financial Services, Inc.	$17,404,906.47	$53,367,609.87	--	--
CoBank, ACB	$22,172,754.88	$77,823,614.99	--	--
Intesa Sanpaolo S.p.A., New York Branch	$9,958,071.52	--	--	--
CIC Crédit Industriel et Commercial	$11,419,648.45	$13,077,216.74	--	--
Sumitomo Mitsui Trust Bank Ltd., New York Branch	$6,979,035.76	$14,599,050.00	--	--
Metropolitan Life Insurance Company	$16,112,962.79	$63,990,231.23	--	--
TOTAL	$135,300,000	$363,500,000	$100,150,000	$49,790,000